As filed with the Securities and Exchange Commission on February 1, 2018
___________________________________________________

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________

FORM 8-K
_____________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
February 1, 2018
______________________

OPPENHEIMER HOLDINGS INC.
(Exact name of registrant as specified in its charter)
_____________________

Commission File Number 1-12043

Delaware	98-0080034
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)
85 Broad Street
New York, New York 10004
(Address of principal executive offices) (Zip Code)
(212) 668-8000
(Registrant's telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

SECTION 2 – FINANCIAL INFORMATION

ITEM 2.02. Results of Operations and Financial Condition.

(a)On February 1, 2018, Oppenheimer Holdings Inc. (the “Company”) issued a press release announcing its fourth quarter and full year 2017 earnings. A copy of the February 1, 2018 press release is furnished as Exhibit 99.1 to this Report and is incorporated herein by reference.

The information contained in this Item 2.02 and the related exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information or such exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 2.02 or any exhibit related to this Item 2.02 on this Form 8-K shall not be deemed an admission as to the materiality of any information in the referenced items.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01. Financial Statements and Exhibits.

(d)Exhibits:

The following exhibit is furnished (not filed) with this Current Report on Form 8-K:

99.1 Oppenheimer Holdings Inc.'s Press Release dated February 1, 2018

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Oppenheimer Holdings Inc.

Date: February 1, 2018 By: /s/ Jeffrey J. Alfano --------------------------------- Jeffrey J. Alfano Chief Financial Officer (Duly Authorized Officer)

3

EXHIBIT INDEX

Exhibit
Number         Description

99.1        Oppenheimer Holdings Inc.'s Press Release dated February 1, 2018

4

Exhibit 99.1

Oppenheimer Holdings Inc. Reports Fourth Quarter and Full Year 2017
Earnings and Announces Quarterly Dividend

New York, February 1, 2018 – Oppenheimer Holdings Inc. (NYSE: OPY) today reported net income of $21.2 million or $1.61 basic net income per share for the fourth quarter of 2017 compared with a net loss of $1.8 million or $0.13 basic net loss per share for the fourth quarter of 2016. Net income for the fourth quarter of 2017 was positively impacted by a net discrete after-tax benefit of $9.0 million, or $0.69 basic net income per share, related to the enactment of the Tax Cuts and Jobs Act ("TCJA") on December 22, 2017 as described below(^). Income before income taxes from continuing operations was $16.6 million for the fourth quarter of 2017 compared with a loss before income taxes from continuing operations of $7.5 million for the fourth quarter of 2016. Net income from discontinued operations was $29,000 for the fourth quarter of 2017 compared with net income from discontinued operations of $759,000 for the fourth quarter of 2016. Revenue from continuing operations for the fourth quarter of 2017 was $265.0 million compared with revenue from continuing operations of $218.9 million for the fourth quarter of 2016, an increase of 21.0%. Revenue from discontinued operations for the fourth quarter of 2017 was $279,000 compared with revenue from discontinued operations of $1.9 million for the fourth quarter of 2016.
For the year ended December 31, 2017, the Company reported net income of $22.8 million or $1.72 basic net income per share compared with a net loss of $1.2 million or $0.09 basic net loss per share for the year ended December 31, 2016. Income before income taxes from continuing operations for the year ended December 31, 2017 was $19.7 million compared with a loss before income taxes from continuing operations of $21.9 million for the year ended December 31, 2016. Net income from discontinued operations was $1.1 million for the year ended December 31, 2017 compared with net income from discontinued operations of $10.1 million for the year ended December 31, 2016. Revenue from continuing operations for the year ended December 31, 2017 was $920.3 million, an increase of 7.3% compared with revenue from continuing operations of $857.8 million for the year ended December 31, 2016. Revenue from discontinued operations for the year ended December 31, 2017 was $2.2 million compared with revenue from discontinued operations of $25.3 million for the year ended December 31, 2016.

Summary Operating Results (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the Year Ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change
Revenue	$264,973	$218,945	21.0	$920,338	$857,779	7.3
Expenses	248,403	226,441	9.7	900,602	879,671	2.4
Income (Loss) Before Income Taxes	16,570	(7,496)	*	19,736	(21,892)	*
Income Taxes	(4,598)	(5,072)	(9.3)	(2,134)	(12,262)	(82.6)
Net Income (Loss) from Continuing Operations	21,168	(2,424)	*	21,870	(9,630)	*
Net Income from Discontinued Operations	29	759	(96.2)	1,130	10,121	(88.8)
Net Income (Loss)	21,197	(1,665)	*	23,000	491	*
Less Net Income Attributable to Non-Controlling Interest	4	125	(96.8)	184	1,652	(88.9)
Net Income (Loss) Attributable to Oppenheimer Holdings Inc.	$21,193	$(1,790)	*	$22,816	$(1,161)	*

Basic Net Income (Loss) Per Share (1)
Continuing Operations	$1.61	$(0.18)	*	$1.65	$(0.72)	*
Discontinued Operations	—	0.05	(100.0)	0.07	0.63	(88.9)
Net Income (Loss) Per Share	$1.61	$(0.13)	*	$1.72	$(0.09)	*

Diluted Net Income (Loss) Per Share (1)
Continuing Operations	$1.54	$(0.18)	*	$1.60	$(0.72)	*
Discontinued Operations	—	0.05	(100.0)	0.07	0.63	(88.9)
Net Income (Loss) Per Share	$1.54	$(0.13)	*	$1.67	$(0.09)	*

Weighted Average Number of Common Shares Outstanding
Basic	13,116	13,361	(1.8)	13,246	13,369	(0.9)
Diluted	13,747	13,361	2.9	13,673	13,369	2.3

	As of December 31,
	2017	2016	% Change
Book Value Per Share (1)	$39.55	$38.22	3.5
Tangible Book Value Per Share (1)(2)	$26.74	$25.53	4.7

(1)	Attributable to Oppenheimer Holdings Inc.
(2)	Represents book value less goodwill and intangible assets divided by number of shares outstanding.
*	Percentage not meaningful.

The U.S. equities markets continued to surge during the fourth quarter of 2017 driven by optimism around the passage of corporate tax reform, strong corporate earnings, and improving economic indicators both in the U.S. and globally. The S&P 500 increased 6.1% for the fourth quarter of 2017 and was up 19.4% for the full year 2017. Low volatility and decreased transaction volumes in the equities markets persisted during the period. The Federal Reserve raised short-term interest rates by 25 basis points in December 2017, the fifth 25 basis point increase since the Fed began raising rates in December 2015. The increase in short-term interest rates has led to a flattening of the yield curve as long-term rates have remained historically low reflecting low inflation expectations and heightened demand from overseas investors taking advantage of the relatively higher U.S. interest rates. The 10-Year Treasury Yield ended the quarter at 2.41%.

Albert G. Lowenthal, Chairman and CEO commented, "We are encouraged by operating results for the period which continued to be positively impacted by higher equities markets and higher interest rates. Our fee-based business within Asset Management continued to perform well driven by higher equity prices and the continued adoption of fee-based strategies by our wealth management clients. Assets under management rose to new highs during the quarter. The performance for the year of the hedge funds that we sponsor led to a significant increase in incentive fees from alternative investments which are measured and earned at the end of each year.

Spreads continue to widen on our interest rate sensitive assets which will likely further benefit from the December 2017 rate hike by the Federal Reserve. Trading activity and transaction revenues continued to be negatively impacted by low volatility and changing investor behavior leading to lower retail and institutional commission revenues for the fourth quarter of 2017 and full year 2017. We are optimistic about the investment banking pipeline as we begin 2018 and continue to see the benefits of the changes made to our investment banking business.

The enactment of corporate tax reform had a significant positive effect on the fourth quarter of 2017 with the one-time gains associated with the re-measurement of our deferred taxes. The Company is also positioned to benefit from corporate tax reform through a lower effective tax rate on the business going forward. The positive performance of our stock price during the period led to a significant increase in compensation costs from the Oppenheimer Stock Appreciation Rights Plan ("OARs Plan"). The environment continues to look bright for the economy and for our business as we move into 2018."

Notable Items for the Fourth Quarter of 2017

•
The Company recorded an after-tax benefit of $9.0 million, or $0.69 basic net income per share, during the fourth quarter of 2017 primarily related to re-measuring deferred tax assets and deferred tax liabilities as a result of the enactment of the TCJA on December 22, 2017(^).

•
Incentive fees earned during the fourth quarter of 2017 totaled $27.3 million as a result of the return on assets under management on alternative investments exceeding certain benchmark returns over a 12-month period.

•
The Company recorded compensation and related expenses of $7.6 million related to its OARs Plan due to the price of its Class A Stock increasing from $17.35 at the end of the third quarter of 2017 to $26.80 at the end of the fourth quarter of 2017.

Financial Highlights

•
Commission revenue was $88.4 million for the fourth quarter of 2017, a decrease of 2.7% compared with $90.9 million for the fourth quarter of 2016 due to reduced transaction volumes from retail and institutional investors as well as lower financial adviser headcount during the fourth quarter of 2017. For the year ended December 31, 2017, commission revenue was $336.6 million compared with $377.3 million for the year ended December 31, 2016, a decrease of 10.8% due to reduced transaction volumes from retail and institutional investors as well as lower financial adviser headcount during the 2017 year.

•
Advisory fees were $104.2 million for the fourth quarter of 2017, an increase of 49.9% compared with $69.5 million for the fourth quarter of 2016 due to increases in advisory fees on traditional managed products and incentive fees on alternative managed products. For the year ended December 31, 2017, advisory fees were $320.7 million compared with $269.1 million for the year ended December 31, 2016, an increase of 19.2% due to increases in advisory fees on traditional managed products and incentive fees on alternative managed products.

•
Investment banking revenue decreased 29.2% to $20.9 million for the fourth quarter of 2017 compared with $29.5 million for the fourth quarter of 2016 due to lower fees from mergers and acquisition activity and debt capital market transactions partially offset by higher fees from equities underwriting transactions during the fourth quarter of 2017. For the year ended December 31, 2017, investment banking revenue was $78.2 million compared with $81.0 million for the year ended December 31, 2016, a decrease of 3.5% due to lower fees from mergers and acquisition activity and debt capital market transactions partially offset by higher fees from equities underwriting transactions during the 2017 year.

•
Principal transactions revenue increased 447.1% to $7.5 million during the fourth quarter of 2017 compared with $1.4 million for the fourth quarter of 2016 due to higher trading profits in fixed income trading during the fourth quarter of 2017. For the year ended December 31, 2017, principal transactions revenue was $23.3 million compared with $20.5 million for the year ended December 31, 2016, an increase of 13.6% due primarily to increases in the valuation of firm investments during the 2017 year.

Business Segment Results (Unaudited)
('000s)
		For the 3-Months Ended			For the Year Ended
		December 31,			December 31,
		2017	2016	% Change	2017	2016	% Change
Revenue
	Private Client (1)	$167,684	$127,455	31.6	$592,753	$504,192	17.6
	Asset Management (1)	32,649	23,874	36.8	89,896	92,852	(3.2)
	Capital Markets	63,214	67,641	(6.5)	231,632	254,933	(9.1)
	Corporate/Other	1,426	(25)	*	6,057	5,802	4.4
		264,973	218,945	21.0	920,338	857,779	7.3

Income (Loss) Before Income Taxes from Continuing Operations
	Private Client (1)	35,077	15,273	129.7	128,840	66,072	95.0
	Asset Management (1)	15,555	9,561	62.7	26,685	31,412	(15.0)
	Capital Markets	(14,743)	(13,857)	6.4	(39,978)	(17,713)	125.7
	Corporate/Other	(19,319)	(18,473)	4.6	(95,811)	(101,663)	(5.8)
		$16,570	$(7,496)	*	$19,736	$(21,892)	*

(1)	Effective January 1, 2017, the allocation of advisory fees between Private Client and Asset Management changed from 77.5% and 22.5% to 90.0% and 10.0%.
*	Percentage not meaningful.

FOURTH QUARTER 2017 RESULTS

Private Client

Private Client reported revenue of $167.7 million for the fourth quarter of 2017, 31.6% higher than the fourth quarter of 2016 due to higher management and incentive fees, fees earned on the FDIC-insured bank deposit program, and margin interest as well as the increase in the cash surrender value of Company-owned life insurance partially offset by lower commissions during the fourth quarter of 2017. Income before income taxes was $35.1 million for the fourth quarter of 2017, an increase of 129.7% compared with the fourth quarter of 2016 due to the foregoing as well as lower legal and regulatory costs partially offset by increases in share-based (see discussion on OARs Plan above) and deferred compensation expenses during the fourth quarter of 2017.

•	Client assets under administration were $86.9 billion at December 31, 2017 compared with $77.2 billion at December 31, 2016, an increase of 12.6%.

•
Financial adviser headcount was 1,107 at the end of the fourth quarter of 2017, down from 1,158 at the end of the fourth quarter of 2016. The decline in financial adviser headcount since the fourth quarter of 2016 has resulted from the Company's attention to adviser productivity leading to attrition of less productive financial advisers. The decline in headcount also has been impacted by retirements and normal attrition.

•	Retail commissions were $52.6 million for the fourth quarter of 2017, a decrease of 3.8% from the fourth quarter of 2016.

•
Advisory fee revenue on traditional and alternative managed products was $71.8 million for the fourth quarter of 2017, an increase of 54.1% from the fourth quarter of 2016. (see Asset Management below for further information). The increase in advisory fees was due to the increase in the value of client assets under management ("AUM"), a change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which resulted in an increase of $5.9 million in revenue, and an increase in incentive fees generated from hedge funds.

◦
Incentive fees from the participation in hedge funds were $17.7 million for the fourth quarter of 2017 compared with $708,000 for the fourth quarter of 2016. Incentive fees allocated to this business segment are computed at the fiscal year-end of the underlying fund when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•
Fees earned on client cash deposits in the FDIC-insured bank deposits program were $23.8 million for the fourth quarter of 2017 versus $10.8 million for the fourth quarter of 2016. The increase was due primarily to higher short-term interest rates during the fourth quarter of 2017.

Asset Management

Asset Management reported revenue of $32.6 million for the fourth quarter of 2017, 36.8% higher than the fourth quarter of 2016 due to higher management and incentive fees partially offset by the change in the allocation of advisory fees between the Private Client and Asset Management segments which became effective January 1, 2017. Income before income taxes was $15.6 million for the fourth quarter of 2017, an increase of 62.7% compared with the fourth quarter of 2016.

•
Advisory fee revenue on traditional and alternative managed products was $32.3 million for the fourth quarter of 2017, an increase of 40.4% from the fourth quarter of 2016. The increase in advisory fees was due to the increase in the value of AUM offset by the change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which resulted in a decrease of $5.9 million in revenue, and an increase in incentive fees generated from hedge funds.

◦
Advisory fees are calculated based on the value of AUM at the end of the prior quarter which totaled $27.2 billion at September 30, 2017 ($24.6 billion at September 30, 2016) and are allocated between the Private Client and Asset Management business segments.

◦
Incentive fees from the participation in hedge funds were $9.6 million for the fourth quarter of 2017 compared with $25,000 for the fourth quarter of 2016. Incentive fees allocated to this business segment are computed at the fiscal year-end of the underlying fund when the measurement period ends and generally are earned in the fourth quarter of the Company's fiscal year.

•
AUM increased 14.1% to $28.3 billion at December 31, 2017 compared with $24.8 billion at December 31, 2016, which is the basis for advisory fee billings for the first quarter of 2018. The increase in AUM was comprised of asset appreciation of $2.5 billion and net contribution of assets of $1.0 billion.

Capital Markets

Capital Markets reported revenue of $63.2 million for the fourth quarter of 2017, 6.5% lower than the fourth quarter of 2016 due to lower fees from mergers and acquisition activity and debt capital market transactions partially offset by higher fees from equities underwriting transactions during the fourth quarter of 2017. Loss before income taxes was $14.7 million for the fourth quarter of 2017, an increase of 6.4% compared with a loss before income taxes of $13.9 million for the fourth quarter of 2016.

•
Institutional equities commissions decreased 0.4% to $25.6 million for the fourth quarter of 2017 compared with the fourth quarter of 2016 due to lower volatility and trading volumes in the equity markets.

•
Advisory fees earned from investment banking activities decreased 36.8% to $9.8 million for the fourth quarter of 2017 compared with the fourth quarter of 2016 due to a decrease in mergers and acquisitions activity during the fourth quarter of 2017.

•
Equities underwriting fees increased 236.8% to $6.4 million for the fourth quarter of 2017 compared with the fourth quarter of 2016 due to higher capital raising activity during the fourth quarter of 2017.

•
Revenue from Taxable Fixed Income decreased 36.6% to $12.8 million for the fourth quarter of 2017 compared with the fourth quarter of 2016 due to low volatility and client activity leading to a reduction in commission and debt capital markets revenues during the fourth quarter of 2017.

•
Public Finance and Municipal Trading revenue increased 130.0% to $6.9 million for the fourth quarter of 2017 compared with the fourth quarter of 2016 due to higher municipal commissions and trading profits in municipal bonds during the fourth quarter of 2017.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $173.5 million during the fourth quarter of 2017, an increase of 14.0% compared with the fourth quarter of 2016. The increase was due to higher production, incentive, share-based, and deferred compensation expenses partially offset by lower healthcare costs during the fourth quarter of 2017. As indicated above, compensation and related expenses of $7.6 million were recorded during the fourth quarter of 2017 related to the Company's OARs Plan due to the price of its Class A Stock increasing from $17.35 at the end of the third quarter of 2017 to $26.80 at the end of the fourth quarter of 2017. Compensation and related expenses as a percentage of revenue was 65.5% during the fourth quarter of 2017 compared with 69.5% during the fourth quarter of 2016.

Non-Compensation Expenses

Non-compensation expenses were $74.9 million during the fourth quarter of 2017, a decrease of 0.9% compared with $74.3 million during the fourth quarter of 2016 due primarily to lower legal and regulatory costs partially offset by higher interest costs during the fourth quarter of 2017.

Provision for Income Taxes

The effective income tax rate from continuing operations for the fourth quarter of 2017 was 27.7% (benefit) compared with 67.7% (benefit) for the fourth quarter of 2016. The effective income tax rate for the fourth quarter of 2017 was positively impacted by the estimated impact of the TCJA which resulted in a net discrete after-tax benefit of $9.0 million(^). The net discrete after-tax benefit was comprised of a benefit of $29.0 million related to the re-measurement of deferred tax liabilities offset by a detriment of $19.6 million related to the re-measurement of deferred tax assets as well as a detriment of $0.4 million related to miscellaneous non-deductible items. The effective income tax rate for the fourth quarter of 2016 was positively impacted by income tax provision to tax return true-ups and higher nontaxable benefits received with respect to Company-owned life insurance.

FULL-YEAR 2017 RESULTS

Private Client

Private Client reported revenue of $592.8 million for the year ended December 31, 2017, 17.6% higher than the year ended December 31, 2016 due to higher management and incentive fees, fees earned on the FDIC-insured bank deposit program, and margin interest as well as the increase in the cash surrender value of Company-owned life insurance partially offset by lower commissions during the year ended December 31, 2017. Income before income taxes was $128.8 million for the year ended December 31, 2017, an increase of 95.0% compared with the year ended December 31, 2016 due to the foregoing partially offset by increases in share-based (see discussion on OARs Plan above) and deferred compensation expenses during the year ended December 31, 2017.

•	Retail commissions were $203.2 million for the year ended December 31, 2017, a decrease of 8.0% from the year ended December 31, 2016.

•
Advisory fee revenue on traditional and alternative managed products was $232.2 million for the year ended December 31, 2017, an increase of 28.3% from the year ended December 31, 2016. The increase in advisory fees was due to the increase in the value of AUM, a change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which resulted in an increase of $22.2 million in revenue, and an increase in incentive fees generated from hedge funds.

•
Fees earned on client cash deposits in the FDIC-insured bank deposit program were $76.7 million for the year ended December 31, 2017 versus $36.4 million for the year ended December 31, 2016. The increase was due primarily to higher short-term interest rates during the year ended December 31, 2017.

Asset Management

Asset Management reported revenue of $89.9 million for the year ended December 31, 2017, 3.2% lower than the year ended December 31, 2016 due to the change in the allocation of advisory fees between the Private Client and Asset Management segments which became effective January 1, 2017 partially offset by higher management and incentive fees. Income before income taxes was $26.7 million for the year ended December 31, 2017, a decrease of 15.0% compared with the year ended December 31, 2016.

•
Advisory fee revenue on traditional and alternative managed products was $88.3 million for the year ended December 31, 2017, relatively flat compared with the year ended December 31, 2016 due to the increase in the value of AUM and incentive fees generated from the hedge funds offset by the change in the allocation of advisory fees between the Private Client and Asset Management segments, effective January 1, 2017, which resulted in a decrease of $22.2 million in revenue in the Asset Management segment.

Capital Markets

Capital Markets reported revenue of $231.6 million for the year ended December 31, 2017, 9.1% lower than the year ended December 31, 2016 due to lower commissions, fees from mergers and acquisition activity and debt capital market transactions partially offset by higher fees from equities underwriting transactions during the year ended December 31, 2017. Loss before income taxes was $40.0 million for the year ended December 31, 2017 compared with a loss before income taxes of $17.7 million for the year ended December 31, 2016.

•
Institutional equities commissions decreased 11.3% to $95.0 million for the year ended December 31, 2017 compared with the year ended December 31, 2016 due to lower volatility and trading volumes in the equity markets.

•
Advisory fees earned from investment banking activities decreased 28.0% to $29.5 million for the year ended December 31, 2017 compared with the year ended December 31, 2016 due to a decrease in mergers and acquisitions activity during the year ended December 31, 2017.

•
Equities underwriting fees increased 98.5% to $27.0 million for the year ended December 31, 2017 compared with the year ended December 31, 2016 due to increased capital raising activity during the year ended December 31, 2017.

•
Revenue from Taxable Fixed Income decreased 24.9% to $53.1 million for the year ended December 31, 2017 compared with the year ended December 31, 2016 due to low volatility and client activity leading to a reduction in commission and debt capital markets revenues.

•	Public Finance and Municipal Trading revenue increased 20.3% to $20.7 million for the year ended December 31, 2017 compared with the year ended December 31, 2016.

Compensation and Related Expenses

Compensation and related expenses (including salaries, production and incentive compensation, share-based compensation, deferred compensation, and other benefit-related items) totaled $602.1 million during the year ended December 31, 2017, an increase of 3.0% compared with the year ended December 31, 2016. The increase was due to higher producer, incentive, share-based, and deferred compensation expenses partially offset by lower salary and healthcare expenses during the year ended December 31, 2017. Compensation and related expenses as a percentage of revenue was 65.4% during the year ended December 31, 2017 compared with 68.2% during the year ended December 31, 2016.
Non-Compensation Expenses

Non-compensation expenses were $298.5 million during the year ended December 31, 2017, an increase of 1.2% compared with $295.0 million during the year ended December 31, 2016 due primarily to higher interest costs and the charge of $6.4 million associated with the settlement with the Israeli VAT Authority in the first quarter of 2017 partially offset by lower legal and regulatory costs during the year ended December 31, 2017.

Provision for Income Taxes

The effective income tax rate from continuing operations for the year ended December 31, 2017 was 10.8% (benefit) compared with 56.0% (benefit) for the year ended December 31, 2016. The effective income tax rate for the year ended December 31, 2017 was positively impacted by the estimated impact of the TCJA which resulted in a net discrete after-tax benefit of $9.0 million as discussed above in the Provision for Income Taxes for the fourth quarter of 2017(^). The effective income tax rate for the year ended December 31, 2016 was positively impacted by income tax provision to tax return true-ups and higher nontaxable benefits received with respect to Company-owned life insurance partially offset by the valuation allowance established on deferred tax assets related to net operating losses of a foreign subsidiary.

Discontinued Operations

During 2016, the Company completed the sales of substantially all of the assets of its Oppenheimer Multifamily Housing and Healthcare Finance Inc. ("OMHHF") subsidiary. The following table is a summary of revenue and expenses from discontinued operations for the three months and year ended December 31, 2017 and 2016, respectively:

Discontinued Operations (Unaudited)
('000s)
	For the 3-Months Ended		For the Year Ended
	December 31,		December 31,
	2017	2016	2017	2016
Revenue
Interest	$1	$22	$8	$943
Principal transactions, net	—	(14)	—	(9,022)
Other (1)	278	1,845	2,165	33,392
Total revenue	279	1,853	2,173	25,313
Expenses
Compensation and related expenses	—	86	18	4,311
Communications and technology	7	20	27	221
Occupancy and equipment costs	—	16	—	415
Interest	5	—	12	408
Other	30	(11)	45	2,619
Total expenses	42	111	102	7,974
Income before income taxes	237	1,742	2,071	17,339
Income taxes	208	983	941	7,218
Net income from discontinued operations	$29	$759	$1,130	$10,121

(1)	Other revenue for the year ended December 31, 2017 was primarily due to an earn-out from the sale of OMHHF's pipeline of business in 2016.

Balance Sheet and Liquidity

•	During the year ended December 31, 2017, the Company purchased and canceled 450,350 shares of Class A nonvoting common stock for total consideration of $7.5 million ($16.57 per share).

•	At December 31, 2017, total equity was $523.9 million compared with $513.3 million at December 31, 2016.

•	At December 31, 2017, book value per share was $39.55 (compared with $38.22 at December 31, 2016) and tangible book value per share was $26.74 (compared with $25.53 at December 31, 2016).

•
The Company's level 3 assets, primarily auction rate securities, were $112.1 million at December 31, 2017 (compared with $86.0 million at December 31, 2016). The increase in level 3 assets was primarily due to the purchase of auction rate securities during the year ended December 31, 2017.

Dividend Announcement

The Company today announced a quarterly dividend in the amount of $0.11 per share payable on February 26, 2018 to holders of Class A non-voting and Class B voting common stock of record on February 12, 2018.

Company Information

Oppenheimer Holdings Inc., through its operating subsidiaries, is a leading middle market investment bank and full service broker-dealer that provides a wide range of financial services including retail securities brokerage, institutional sales and trading, investment banking (both corporate and public finance), research, market-making, trust, and investment management. With roots tracing back to 1881, the firm is headquartered in New York and has 92 offices in 24 states and 5 foreign jurisdictions.

Forward-Looking Statements

This press release includes certain "forward-looking statements" relating to anticipated future performance. For a discussion of the factors that could cause future performance to be different than anticipated, reference is made to Factors Affecting "Forward-Looking Statements" and Exhibit 99.1 – Risk Factors in the Company's Current Report on Form 8-K filed with the SEC on June 7, 2017.

(^) The estimated enactment net discrete after-tax benefit incorporates assumptions made based upon the Company's current interpretations of the TCJA, and may change as it receives additional clarification and implementation guidance and as the interpretation of the TCJA evolves over time.

Oppenheimer Holdings Inc.
Consolidated Income Statement (Unaudited)
('000s, except Per Share Amounts)
	For the 3-Months Ended			For the Year Ended
	December 31,			December 31,
	2017	2016	% Change	2017	2016	% Change
REVENUE
Commissions	$88,416	$90,870	(2.7)	$336,620	$377,317	(10.8)
Advisory fees	104,225	69,537	49.9	320,746	269,119	19.2
Investment banking	20,868	29,467	(29.2)	78,215	81,011	(3.5)
Interest	12,152	11,309	7.5	48,498	47,649	1.8
Principal transactions, net	7,463	1,364	447.1	23,273	20,481	13.6
Other	31,849	16,398	94.2	112,986	62,202	81.6
Total revenue	264,973	218,945	21.0	920,338	857,779	7.3
EXPENSES
Compensation and related expenses	173,513	152,186	14.0	602,138	584,710	3.0
Communications and technology	18,092	17,871	1.2	71,978	70,390	2.3
Occupancy and equipment costs	15,443	15,995	(3.5)	61,164	60,791	0.6
Clearing and exchange fees	6,153	6,120	0.5	23,545	25,126	(6.3)
Interest	9,644	4,911	96.4	28,354	19,437	45.9
Other	25,558	29,358	(12.9)	113,423	119,217	(4.9)
Total expenses	248,403	226,441	9.7	900,602	879,671	2.4
Income (Loss) before income taxes	16,570	(7,496)	*	19,736	(21,892)	*
Income taxes	(4,598)	(5,072)	(9.3)	(2,134)	(12,262)	(82.6)
Net income (loss) from continuing operations	21,168	(2,424)	*	21,870	(9,630)	*

Discontinued operations
Income from discontinued operations	237	1,742	(86.4)	2,071	17,339	(88.1)
Income taxes	208	983	(78.8)	941	7,218	(87.0)
Net income from discontinued operations	29	759	(96.2)	1,130	10,121	(88.8)

Net income (loss)	21,197	(1,665)	*	23,000	491	*
Less net income attributable to non-controlling interest, net of tax	4	125	(96.8)	184	1,652	(88.9)
Net income (loss) attributable to Oppenheimer Holdings Inc.	$21,193	$(1,790)	*	$22,816	$(1,161)	*

Basic net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$1.61	$(0.18)	*	$1.65	$(0.72)	*
Discontinued operations	—	0.05	(100.0)	0.07	0.63	(88.9)
Net income (loss) per share	$1.61	$(0.13)	*	$1.72	$(0.09)	*
Diluted net income (loss) per share attributable to Oppenheimer Holdings Inc.
Continuing operations	$1.54	$(0.18)	*	$1.60	$(0.72)	*
Discontinued operations	—	0.05	(100.0)	0.07	0.63	(88.9)
Net income (loss) per share	$1.54	$(0.13)	*	$1.67	$(0.09)	*
Weighted Average Number of Common Shares Outstanding
Basic	13,116	13,361	(1.8)	13,246	13,369	(0.9)
Diluted	13,747	13,361	2.9	13,673	13,369	2.3

* Percentage not meaningful.